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                                                                   EXHIBIT 10.25

                                                                [EXECUTION COPY]

                       SUPPLEMENTAL STOCKHOLDERS AGREEMENT

     This SUPPLEMENTAL STOCKHOLDERS AGREEMENT (INCLUDING ATTACHMENTS, this "AGREEMENT") is made as of January 31, 2003 between LIBERTY SATELLITE & TECHNOLOGY, INC., a Delaware corporation ("LSAT") and INTELSAT USA SALES CORP., a Delaware corporation ("INTELSAT").

                                    RECITALS

     A. Each of LSAT and Intelsat (each, a "SUBSCRIBER"), as well as National Rural Telecommunications Cooperative, a District of Columbia cooperative corporation ("NRTC"), has entered into one or more Subscription Agreements dated December 9, 2002 (each, a "SUBSCRIPTION AGREEMENT"), for the purchase of shares of the Senior Convertible Preferred Stock, par value $.001 per share ("SENIOR PREFERRED STOCK"), of WildBlue Communications, Inc., a Delaware corporation ("WILDBLUE"), and warrants to purchase additional shares of Senior Preferred Stock ("WARRANTS").

     B. In order to receive the consent of KPCB Holdings, Inc., a Delaware corporation and an existing shareholder of WildBlue ("KPCB"), to the transactions contemplated by the Subscription Agreements, LSAT entered in a letter agreement with KPCB dated December 9, 2002 (the "KPCB PUT"), a copy of which is attached hereto as EXHIBIT A, whereby in consideration for KPCB's consent to the transactions contemplated by the Subscription Agreements, LSAT granted KPCB the irrevocable right and option to sell to LSAT, and to require LSAT to purchase from KPCB, all, and not less than all, of KPCB's shares of Senior Preferred Stock, Warrants (and all shares of capital stock of WildBlue acquired by KPCB upon any exercise of such Warrants) and all shares of capital stock of WildBlue held by KPCB as of the date of the KPCB Put (collectively, the "KPCB SECURITIES") for an aggregate purchase price in cash equal to the purchase price of the Senior Securities subscribed for by KPCB under its Subscription Agreement with WildBlue dated December 9, 2002 (the "AGGREGATE PUT PRICE").

     C. This Agreement provides for certain mutual covenants regarding actions of Subscribers relating to the governance of WildBlue, as well as a right of first refusal with respect to certain transfers by Subscribers of Senior Securities (as defined herein) and the understanding that each of the Subscribers should bear its PRO RATA share of the rights and obligations of LSAT under the KPCB Put.

     NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

     Section 1. CERTAIN DEFINITIONS. In this Agreement, the following terms have the corresponding meanings:

     AFFILIATE. When used with reference to a specified Person, any other Person that, directly or through one or more intermediaries, Controls, is Controlled by, or is under common Control with, the Person specified.

     AGGREGATE PUT PRICE. As defined in Recital B.

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     AGREEMENT. As defined in the preamble.

     BENEFICIAL OWNERSHIP AND DERIVATIVE TERMS. As determined pursuant to Rule 13d-3 and Rule 13d-5 under the Exchange Act and any successor regulation.

     BUSINESS DAY. Any day other than Saturday, Sunday and a day on which banks are required or permitted to close in Denver, Colorado, New York, New York, or Washington, D.C.

     CLOSING. As defined in Section 7(a).

     CONTRACT. Any note, bond, indenture, debenture, security agreement, trust agreement, Lien, mortgage, lease, agreement, contract, license, franchise, permit, guaranty, joint venture agreement, or other agreement, instrument, understanding, commitment or obligation, oral or written.

     CONTROLLED AFFILIATE. When used with reference to a specified Person, an Affiliate of such Person that such Person Controls, directly or through one or more intermediaries.

     CONTROL AND DERIVATIVE TERMS. Possession of the power to direct or cause the direction of the management and policies of another Person, whether through the ownership of voting securities, by contract or otherwise.

     EXCHANGE ACT. The Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

     FIFTH CHARTER. The Fifth Amended and Restated Certificate of Incorporation of WildBlue, which, pursuant to the Subscription Agreements, will be executed and effective upon its filing with the Secretary of State of the State of Delaware prior to the Closing.

     FIRST REFUSAL ACCEPTANCE. As defined in Section 2(c).

     FIRST REFUSAL ELECTION PERIOD. As defined in Section 2(c).

     FIRST REFUSAL NOTICE. As defined in Section 2(b).

     FIRST REFUSAL SECURITIES. As defined in Section 2(b).

     FREE TO SELL PERIOD. As defined in Section 2(e).

     FREE TO SELL SECURITIES. Senior Securities of a Subscriber which may then be transferred in accordance with the restrictions on transfer set forth in
Section 2 upon the satisfaction of the conditions and for such period of time set forth in Section 2.

     GOVERNMENTAL APPROVAL. Any notice to, filing with, or approval or consent of a Governmental Authority required by applicable Law with respect to any action, including the expiration or termination of any applicable waiting period under the HSR Act, or the comparable provisions of any other U.S. federal, state or local or any foreign Law.

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     GOVERNMENTAL AUTHORITY. Any U.S. federal, state or local or any foreign court, governmental department, commission, authority, board, bureau, agency or other instrumentality.

     HSR ACT. The Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

     INTELSAT. As defined in the preamble of this Agreement.

     JUDGMENT. Any order, writ, injunction, award, judgment, ruling or decree of any Governmental Authority.

     JUNIOR SECURITIES. Any securities of WildBlue held by a Subscriber that do not constitute Senior Securities.

     KPCB. As defined in Recital B.

     KPCB PUT. As defined in Recital B.

     KPCB SECURITIES. As defined in Recital B.

     LAW. Any U.S. federal, state or local or any foreign law, statute, code, ordinance, injunction, judgment, order, ruling, decree, rule, regulation or general principle of common or civil law or equity.

     LEGALLY BINDING COMMITMENT. With respect to any proposed transaction that would constitute a Transfer, a legally binding commitment between the principal parties to such proposed transaction (or Affiliates of such parties that Control such Parties) to undertake such transaction, which commitment may be subject to reasonable and customary conditions precedent and/or other reasonable conditions precedent not within the control of the party in whose favor the condition runs, including without limitation the right for a party to terminate such commitment upon the occurrence of a material adverse change or effect. For the avoidance of doubt, a letter of intent or similar document (howsoever styled) that otherwise meets the definition of Legally Binding Commitment shall not be disqualified as such because it contemplates the negotiation, execution and delivery of definitive agreements with respect to such proposed transaction and/or related matters, provided that such document sets forth the principal terms of such transaction (or an agreed mechanism for fixing any such terms) and may be enforced independently of any such definitive agreement, if such definitive agreement is not entered into by the parties as contemplated thereby.

     LICENSE. Any license, franchise, authorization, permit, certificate, variance, exemption, concession, consent, lease, right of way, easement, instrument, order or approval domestic or foreign, of any Governmental Authority.

     LIEN. Any mortgage, pledge, lien, encumbrance, charge, or security interest.

     LSAT. As defined in the preamble of this Agreement.

     NOTICE PERIOD. As defined in Section 3(b).

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     NRTC. As defined in Recital A.

     OFFERING NOTICE. As defined in Section 3(b).

     OFFERING SUBSCRIBER. As defined in Section 3(b).

     OTHER SUBSCRIBER. The Subscriber that is not a Transferring Subscriber for the purposes of Section 2 or the Offering Subscriber for the purposes of Section 3(b).

     PERSON. An individual, firm, corporation, partnership, limited liability company, trust, joint venture, or other entity, including a Specified Person.

     RESTRICTION. With respect to any capital stock, equity interest or security, any voting or other trust or agreement, option, warrant, preemptive right, right of first offer, right of first refusal, escrow arrangement, proxy, buy-sell agreement, power of attorney or other Contract, any License or any Judgment that, conditionally or unconditionally, (a) grants to any Person the right to purchase or otherwise acquire, or obligates any Person to sell or otherwise dispose of or issue, or otherwise results or, whether upon the occurrence of any event or with notice or lapse of time or both or otherwise, may result in any Person acquiring, (i) any of such capital stock or other equity interest or security; (ii) any of the proceeds of, or any distributions paid or that are or may become payable with respect to, any of such capital stock or other equity interest or security; or (iii) any interest in such capital stock or other equity interest or security or any such proceeds or distributions; (b) restricts or, whether upon the occurrence of any event or with notice or lapse of time or both or otherwise, may restrict the transfer or voting of, or the exercise of any rights or the enjoyment of any benefits arising by reason of ownership of, any such capital stock or other equity interest or security or any such proceeds or distributions; or (c) constitutes, creates or, whether upon the occurrence of any event or with notice or lapse of time or both or otherwise, may create a Lien or purported Lien affecting such capital stock or other equity interest or security, proceeds or distributions.

     SENIOR PREFERRED STOCK. As defined in Recital A.

     SENIOR SECURITIES. Any shares of Senior Preferred Stock, any Warrants, any Underlying Shares (as defined in the Subscription Agreements) of Series B Common Stock, and any securities issued in exchange for any of the foregoing (PROVIDED, HOWEVER, that shares of Series A Common Stock (as defined in the Subscription Agreements) issued upon any conversion of shares Series B Common Stock shall not be deemed to constitute Underlying Shares, or securities issued in exchange for any of the foregoing), held at any time by a Subscriber.

     SERIES B COMMON STOCK. The Series B Common Stock, par value $.001 per share, of WildBlue, to be established under the Fifth Charter.

     SIGNIFICANT BOARD MATTER. Any matter brought for a vote of the board of directors of WildBlue relating to (i) the appointment, termination or replacement of the Chief Executive Officer, Chief Operating Officer or Chief Financial Officer of WildBlue, (ii) the approval of WildBlue's general budget or operating plan, (iii) the raising of capital through debt or equity financings,
(iv) the approval of any transaction of the type requiring the consent of the holders of Senior Preferred Stock contemplated by Section 4.3(k) of the form of the Fifth Charter attached

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to the Subscription Agreements, (v) any commitment of WildBlue funds in the amount of $5 million or more or in a single transaction or a series of related transactions, or (vi) any incurrence by WildBlue of indebtedness or other obligations or liabilities in the amount of $5 million or more in a single transaction or a series of related transactions.

     SPECIFIED PERSON. With respect to a Subscriber, any Person specified on
SCHEDULE I attached hereto opposite the name of such Subscriber, any successor (by merger, consolidation, transfer or otherwise, and in one transaction or a series of transactions) to all or substantially all of the assets of such Person, or any Controlled Affiliate of any such Person or successor.

     STRATEGIC TRANSFER. Any Transfer of Senior Securities where (i) less than 80% of the non-contingent consideration for such Senior Securities is paid in cash, cash equivalents or debt securities, or (ii) the Senior Securities represent 40% or less of the value of the aggregate consideration to be paid, performed and/or conveyed by a Subscriber in a transaction involving the Transfer of Senior Securities.

     SUBSCRIBER. As defined in Recital A, or any successor (by merger, consolidation, transfer or otherwise, and in one transaction or a series of transactions) to all or substantially all of its assets.

     SUBSCRIPTION AGREEMENT. As defined in Recital A.

     TRANSFER. Any sale, exchange, gift or other transfer, direct or indirect, of any Senior Securities (including through the sale, exchange, relinquishment or other transfer, direct or indirect, of a Controlling interest in any Person holding such Senior Securities), other than: (x) any BONA FIDE pledge of Senior Securities to any Person; PROVIDED, HOWEVER, that any foreclosure on such shares in connection with a pledge thereof shall constitute a Transfer for purposes hereof, or (y) transfers of Series B Common Stock having an aggregate value at the time of transfer of less than $5 million (PROVIDED that, in the case of a series of related transactions with the transferee of such Series B Common Stock, such DE MINIMIS qualification must be determined with respect to the aggregate number of shares being transferred in all such related transactions).

     TRANSFERRING SUBSCRIBER. As defined in Section 2(b).

     WARRANTS. As defined in Recital A.

     WILDBLUE. As defined in Recital A.

     Section 2.  RIGHT OF FIRST REFUSAL.

     (a) During the term of this Agreement, no Subscriber shall Transfer any Senior Securities to a Person that is a Specified Person with respect to the Other Subscriber without first complying with this Section 2.

     (b) If a Subscriber (the "TRANSFERRING SUBSCRIBER") proposes to Transfer any Senior Securities to a Person that is a Specified Person with respect to the Other Subscriber (after discussions between the Specified Person and the Transferring Subscriber have taken place and

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an indication of interest from the Specified Person has been received), it shall first deliver to the Other Subscriber a written notice of such intention (a "FIRST REFUSAL NOTICE"), stating the series and number of Senior Securities and the type and amount of Junior Securities, if any, proposed to be Transferred
(the "FIRST REFUSAL SECURITIES"), the name of the proposed Specified Person transferee, and the principal terms and conditions on which the Transferring Subscriber is willing to offer the First Refusal Securities to the Other Subscriber.

     (c) The Other Subscriber may accept the offer of all or any portion of the First Refusal Securities by delivering a written notice of acceptance (a "FIRST REFUSAL ACCEPTANCE") to the Transferring Subscriber agreeing to purchase, or to cause its designee to purchase, all or any of the First Refusal Securities at the price and on the other terms and conditions (including tax consequences) set forth in the First Refusal Notice. In order to be effective, a First Refusal Acceptance must be signed by the Other Subscriber and be given to the Transferring Subscriber no later than 5:00 p.m., Eastern Time, on the last day of the 15-day period following the date the First Refusal Notice is given, or if such day is not a Business Day, then on the following Business Day (the period following delivery of a First Refusal Notice during which a First Refusal Acceptance may be given being the "FIRST REFUSAL ELECTION PERIOD"). The consideration to be paid by the Other Subscriber delivering a First Refusal Acceptance must be in the form set forth in the First Refusal Notice; PROVIDED that if the consideration set forth in the First Refusal Notice is not wholly in cash, then the Other Subscriber may pay the non-cash portion of such consideration in cash in an amount equal to the fair market value of such non-cash consideration as appropriately adjusted to reflect all tax consequences affecting the Transferring Subscriber resulting from the consideration not being paid in the same form as set forth in the First Refusal Notice.

     (d) Upon receipt by the Transferring Subscriber of a First Refusal Acceptance with respect to all, but not less than all, First Refusal Securities, a binding agreement shall exist between the Transferring Subscriber and the Other Subscriber obligating the Transferring Subscriber to sell to such Other Subscriber or its designee, and obligating the Other Subscriber or its designee to buy from the Transferring Subscriber, all the First Refusal Securities, on the terms and subject to the conditions set forth in the First Refusal Notice and, to the extent not inconsistent therewith, this Agreement (subject to the proviso in the last sentence of Section 2(c)).

     (e) If the Transferring Subscriber does not receive a First Refusal Acceptance during the First Refusal Election Period, all the First Refusal Securities shall constitute Free to Sell Securities for the 90-day period beginning on the first Business Day after the First Refusal Election Period. As used in this Agreement, such 90-day period, and any extension thereof pursuant to Section 2(l), are referred to collectively as the "FREE TO SELL PERIOD".

     (f) If the Transferring Subscriber receives a First Refusal Acceptance agreeing to purchase some, but not all, First Refusal Securities, the Transferring Subscriber may elect to accept or reject the First Refusal Acceptance by giving written notice thereof to the Other Subscriber . If the Transferring Subscriber accepts the First Refusal Acceptance, then (i) a binding agreement shall exist between the Transferring Subscriber and the Other Subscriber obligating the Transferring Subscriber to sell to the Other Subscriber or its designee, and obligating the Other Subscriber or its designee to buy from the Transferring Subscriber, the

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number of First Refusal Securities covered by the First Refusal Acceptance, on the terms and subject to the conditions set forth in the First Refusal Notice and, to the extent not inconsistent therewith, this Agreement (subject to the proviso in the last sentence of Section 2(c)), and (ii) those First Refusal Securities that the First Refusal Acceptance does not provide for an agreement to purchase shall constitute Free to Sell Securities for the Free to Sell Period. If the Transferring Subscriber rejects such First Refusal Acceptances, then all the First Refusal Securities shall constitute Free to Sell Securities for the Free to Sell Period; PROVIDED, HOWEVER, that notwithstanding Section 2(j), in such case the Transferring Subscriber shall not be permitted to make any partial sale of the Free to Sell Securities to a Specified Person during the Free to Sell Period, without complying again with this Section 2.

     (g) Notwithstanding anything herein to the contrary, it shall be a condition to the obligations of both the Transferring Subscriber and, subject to
Section 2(m), the Other Subscriber to consummate the purchase and sale of the First Refusal Securities pursuant to this Section 2 that any Governmental Approval required with respect to the purchase and sale of First Refusal Securities pursuant to Section 2(d) or Section 2(f)(i), as applicable, shall have been obtained (other than any Governmental Approval as to which the failure to obtain would not have a material adverse effect on any party hereto) and that such purchase and sale not violate or conflict with any applicable Law (other than any such violation or conflict that would not have a material adverse effect on any party hereto). In that connection, Transferring Subscriber and the Other Subscriber shall cooperate in good faith in seeking to obtain any such required Governmental Approvals.

     (h) The closing of any purchase and sale of First Refusal Securities pursuant to this Section 2 (any such purchase and sale, a "FIRST REFUSAL SALE") shall occur at such time and place as the parties thereto may agree, but in any event no later than the fifth Business Day after the end of the First Refusal Election Period (or, if earlier, the fifth Business Day after a First Refusal Acceptance has been given by the Other Subscriber), subject to the condition in
Section 2(g). The First Refusal Sale shall be without representation or warranty, except that each party to the First Refusal Sale shall represent and warrant that it has all requisite power and authority, including without limitation any necessary corporate authorizations, to enter into the First Refusal Sale, and the Transferring Subscriber shall represent and warrant that such Transferring Subscriber is transferring good and valid title to the First Refusal Securities being sold, free and clear of any Lien or Restriction.

     (i) If, notwithstanding Section 2(h), the First Refusal Sale has not been consummated by the First Refusal Sale Deadline, for any reason other than a material default by the Transferring Subscriber of its obligations hereunder, then, notwithstanding anything to the contrary herein, the Transferring Subscriber and the Other Subscriber shall not be obligated to consummate the First Refusal Sale, and the First Refusal Securities shall be Free to Sell Securities for the then following 90 days (which 90-day period, as the same may be extended pursuant to Section 2(l), shall constitute a Free to Sell Period). As used herein, "FIRST REFUSAL SALE DEADLINE" means the first to occur of any of the following: (i) if the condition in Section 2(g) has been satisfied, the fifth Business Day after the end of the First Refusal Election Period, or, if later, the fifth Business Day after satisfaction of such condition; (ii) if the condition in Section 2(g) has not theretofore been satisfied, the 300th day after the end of the First Refusal Election Period; and

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(iii) if the Transferring Subscriber shall terminate the First Refusal Sale pursuant to Section 2(m)(ii), the date of such termination.

     (j) During any Free to Sell period, subject to Section 2(l), the Transferring Subscriber shall be free to Transfer any or all of the Free to Sell Securities, to the Specified Person named in the relevant First Refusal Notice or any of its Controlled Affiliates (but to no other Specified Person), in one transaction or a series of transactions, and on any terms or conditions as the Transferring Subscriber shall determine in its sole discretion; PROVIDED, HOWEVER, that the Transferring Subscriber shall not sell the Free to Sell Securities to such Specified Person for aggregate consideration having a fair value less than 90% of the fair value of the aggregate consideration described in the First Refusal Notice (as adjusted to take into account the relative tax consequences to the Transferring Subscriber, if such consideration is in whole or in part in different form from the consideration described in the First Refusal Notice). If the Transferring Subscriber fails to consummate the sale of the Free to Sell Securities to the Specified Person named in the First Refusal Notice prior to the expiration of the Free to Sell Period, then in such case the Transferring Subscriber shall not be permitted to sell such Free to Sell Securities to any Person without complying again with this Section 2 or Section 3 below, as applicable; PROVIDED, HOWEVER, that if, prior to the expiration of the Free to Sell Period, the Transferring Subscriber shall have entered into a Legally Binding Commitment for the Transfer of such Free to Sell Securities to the Specified Person, the Transferring Subscriber shall be entitled to consummate such Transfer pursuant to such Legally Binding Commitment, or pursuant to definitive documentation entered into pursuant to such Legally Binding Commitment, in either case as the same may be amended from time to time, notwithstanding the expiration of the Free to Sell Period.

     (k) During the First Refusal Election Period, at the request of the Other Subscriber, the Transferring Subscriber shall negotiate with the Other Subscriber in good faith with respect to any changes in the terms and conditions offered by the Transferring Subscriber in the First Refusal Notice. Accordingly, if after delivery of a First Refusal Notice pursuant to Section 2(b), the Transferring Subscriber shall deliver a revised First Refusal Notice to the Other Subscriber, then such revised First Refusal Notice shall constitute the First Refusal Notice for all purposes of this Section 2 with respect to the First Refusal Securities described in such revised First Refusal Notice and the First Refusal Election Period with respect to such revised First Refusal Notice shall expire on the later of (i) the fifth Business Day after delivery of such revised First Refusal Notice and (ii) the Business Day on which the First Refusal Election Period with respect to the original (or any prior revised) First Refusal Notice would otherwise have expired.

     (i) If, on or before the 90th day of the Free to Sell Period, the Transferring Subscriber has not entered into a Legally Binding Commitment for the Transfer of Free to Sell Securities to the Specified Person, then the Transferring Subscriber shall have the right to extend such Free to Sell Period as provided in this Section 2(l). If the Transferring Subscriber intends to extend the Free to Sell Period pursuant to this Section 2(l), it shall deliver to the Other Subscriber a notice to such effect. The Other Subscriber may make an offer (a "BEST AND FINAL OFFER") within five days after receiving such notice for the purchase and sale of all, but not less than all, of the Free to Sell Securities not sold during the first 90 days of the Free to Sell Period. If the Other Subscriber makes a Best and Final Offer, the Transferring Subscriber and the Other Subscriber shall promptly undertake to negotiate in good faith, for the 10-day period (the "Best and Final

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Offer Period") commencing on the date that the Best and Final Offer is delivered to the Transferring Subscriber, the terms of a possible sale or other Transfer of the Free to Sell Securities to the Other Subscriber. However, neither the Transferring Subscriber nor the Other Subscriber shall have any obligation to the other with respect to any such possible sale or other Transfer in the absence of a Legally Binding Commitment between them with respect thereto, except such obligation to negotiate in good faith for the Best and Final Offer Period. If, for any reason, the Transferring Subscriber and the Other Subscriber do not enter into a Legally Binding Commitment during the Best and Final Offer Period, then the Free to Sell Period shall be extended (without hiatus) from the end of the first 90 day period of the Free to Sell Period through the 90 days following the end of the Best and Final Offer Period, and the Transferring Subscriber shall be free to Transfer any or all of the Free to Sell Securities in accordance with Section 2(j).

     (m) Anything contained herein to the contrary notwithstanding: (i) if a First Refusal Sale has not been consummated within 60 days after the end of the First Refusal Election Period, then the aggregate purchase price payable by the Other Subscriber in such First Refusal Sale shall be increased by an amount equal to the amount of interest that would accrue on such aggregate purchase price from the first business day following the end of the First Refusal Election Period through the day immediately preceding the closing of such First Refusal Sale, at a per annum interest rate equal to the average of the daily effective federal funds rate during such period (as published by the Federal Reserve Bank of New York), plus 2% per annum; and (ii) if a First Refusal Sale has not been consummated within 90 days after the end of the First Refusal Election Period, the Transferring Subscriber shall have the right to terminate such First Refusal Sale, unless the Other Subscriber shall have theretofore agreed in writing, on terms reasonably satisfactory to the Transferring Subscriber, to bear the risk that any required Government Approvals are not obtained (or that the First Refusal Sale would violate or conflict with any applicable Law). For the avoidance of doubt, if the Other Subscriber does agree to bear the risk that any required Government Approvals are not obtained, then the Transferring Subscriber shall be entitled to the full benefit of the bargain described in the First Refusal Notice, the First Refusal Acceptance and this Agreement, including receipt of the aggregate consideration described therein (as increased pursuant to Section 2(m)(i) through the actual closing of such transaction) against delivery of the First Refusal Securities subject thereto.

     Section 3. TRANSFERS TO AFFILIATES; NOTICE OF PROPOSED TRANSFERS TO THIRD PARTIES.


     (a) No Subscriber shall Transfer any Senior Securities to any Affiliate of such Subscriber, unless such Affiliate agrees to be become a party to this Agreement, and to be bound hereby, and entitled to the benefits hereunder, as if such Affiliate were an original party to this Agreement named a Subscriber hereunder.

     (b) Prior to a Subscriber (an "OFFERING SUBSCRIBER") entering into a Legally Binding Commitment to Transfer (other than a Strategic Transfer) Senior Securities to any Person (other than an Affiliate of the Offering Subscriber or a Specified Person with respect to the Other Subscriber, for which such Transfer is subject to Section 2), the Offering Subscriber shall send written notice (the "OFFERING NOTICE") to the Other Subscriber stating its intention to Transfer Senior Securities. In such event, the Offering Subscriber shall not enter into a Legally Binding Commitment with any third party until after the expiration of the 21-day period commencing on

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the date of the receipt of the Offering Notice by the Other Subscriber (the
"NOTICE PERIOD"). The Other Subscriber may make one or more offers to purchase such Senior Securities during the Notice Period and the Offering Subscriber shall consider each such offer in good faith and may, but shall not be required to, negotiate with the Other Subscriber regarding the terms of any offer. In the event that the Offering Subscriber and the Other Subscriber do not enter into a Legally Binding Commitment during the Notice Period, then the Offering Subscriber shall be free for a period of 180 days after the Notice Period to enter into a Legally Binding Commitment to Transfer any or all of such Senior Securities to such Person or Persons (and to thereafter consummate such Transfer whether or not within such 180-day period), in one transaction or a series of transactions, and at such price and on any such other terms or conditions as the Offering Subscriber shall determine in its sole discretion. If the Offering Subscriber fails to enter into a Legally Binding Commitment to Transfer Senior Securities prior to the expiration of such 180-day period, then in such case the Offering Subscriber shall not be permitted to Transfer such Senior Securities to any Person without complying again with this Section 3. For the avoidance of doubt, this Section 3(b) shall not apply to any Transfer by a Subscriber that is a Strategic Transfer.

     Section 4.  CONSULTATION PRIOR TO VOTE.

     (a) At the request of a Subscriber, the Subscribers agree to consult with each other prior to voting by (i) stockholders on any matter submitted to the stockholders of WildBlue or (ii) directors on any Significant Board Matter.

     (b) In the event that a Subscriber intends to vote on any stockholder matter or reasonably believes that its director designee(s) will vote on any Significant Board Matter in any manner different from the other Subscriber or its board designee(s) (or in the event that any of its director designees are required to abstain from voting on such matter in reasonable observance of his or her fiduciary duties), the Subscribers shall make their representatives or board designees, as the case may be, available to discuss in good faith the issues and the merits of each Subscriber's (or such board designee's) position on the same for a period of 5 days prior to the vote being taken (or such lesser period as is available prior to the stockholder or board vote) and, if reasonably requested by a Subscriber, shall seek to have the vote delayed so that there will be such a 5-day period prior to the vote (unless such a delay could reasonably result in a significant adverse impact on WildBlue).

     Section 5.  ASSIGNMENT AND ASSUMPTION OF OBLIGATIONS UNDER THE KPCB PUT.

     (a) To induce LSAT to enter into this Agreement, LSAT agrees to assign to Intelsat, and Intelsat agrees to assume, its PRO RATA share of the rights and obligations of LSAT under the KPCB Put. Payment of each Subscriber's PRO RATA share of the Aggregate Put Price shall be made at the time and upon the terms and conditions set forth in the KPCB Put. LSAT further agrees not to amend, modify, waive or novate the KPCB Put or any provision thereof, except as may be contemplated in subsection (c) hereof, without the prior written consent of Intelsat.

     (b) The PRO RATA share of the Aggregate Put Price assigned to and to be assumed by Intelsat shall be determined by dividing (x) the aggregate purchase price for the shares of Senior Preferred Stock and warrants subscribed for by Subscriber under all of its Subscription

Agreements entered into with WildBlue by (y) the sum of the aggregate purchase prices subscribed for by each of the Subscribers under all of the Subscription Agreements entered into by the Subscribers. For the avoidance of doubt, (i) LSAT shall be obligated to purchase 50% of the KPCB Securities for an aggregate purchase price equal to 50% of the Aggregate Put Price, and (ii) Intelsat shall be obligated to purchase 50% of the KPCB Securities for an aggregate purchase price equal to 50% of the Aggregate Put Price.

     (c) Intelsat agrees that upon a modification or novation of the KPCB Put which reduces the obligation of LSAT to purchase all of the KPCB Securities to such amount of KPCB Securities equal to its PRO RATA share of such securities, it will offer to enter into an agreement with KPCB upon substantially the same terms as the KPCB Put whereby it will be obligated upon exercise by KPCB thereunder to purchase its PRO RATA share of the KPCB Securities; PROVIDED, HOWEVER, that if KPCB does not agree to so modify or novate the KPCB Put, Intelsat agrees that it will enter into an agreement with LSAT whereby it will agree to purchase its PRO RATA share of the KPCB Securities from LSAT (or its designee) at a purchase price in cash equal to its PRO RATA share of the Aggregate Put Price concurrently with the closing of purchase of the KPCB Securities by LSAT under the KPCB Put. The provisions of this Section 5 may be novated by Intelsat to any Person that purchases Free to Sell Securities in accordance with the terms of this Agreement and that is financially qualified to perform the obligations under this Section 5.

     Section 6.  REPRESENTATIONS AND WARRANTIES.

     Each of the Subscribers, severally and not jointly, represents and warrants, as to itself only, to the other Subscriber as of the date of this Agreement, as follows:

     (a) it has the requisite corporate power and authority to enter into and perform its obligations under this Agreement and the transactions contemplated hereby, and this Agreement constitutes its valid and binding obligation, enforceable against it in accordance with the terms hereof, subject, as to enforceability, to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditor's rights and remedies generally, and to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity);

     (b) it has obtained all authorizations, permits, approvals or consents of any Persons, as well as all authorizations, permits, approvals or consents of any Governmental Authorities, necessary to enter into and perform its obligations under this Agreement (including, in the case of WildBlue, Board approval), except as would not, individually or in the aggregate, materially adversely affect such party's ability to perform its obligations under this Agreement; and

     (c) this Agreement and the transactions contemplated hereby do not conflict with any applicable Law or any agreement to which it is a party or constitute a default under any such agreement, except as would not, individually or in the aggregate, materially adversely affect its ability to perform its obligations under this Agreement and the transactions contemplated hereby.

     Section 7.  EFFECTIVENESS; TERM AND TERMINATION.

     (a) This Agreement shall automatically become effective, without further action on the part of any Person, immediately upon the issuance of the Senior Securities by WildBlue to the Subscribers at the closing of the transactions contemplated by the Subscription Agreements (the "CLOSING").

     (b) This Agreement shall terminate automatically upon the first to occur of any of the following: (i) any termination of the Subscription Agreements prior to the Closing; (ii) the consummation of an initial public offering of common stock of WildBlue pursuant to a firm commitment underwriting for cash; (iii) the written agreement of the Subscribers; or (iv) the fourth anniversary of the Closing date. In addition, this Agreement shall terminate automatically as to any Subscriber, at such time as such Subscriber and its Controlled Affiliates shall not Beneficially Own any Senior Securities. Notwithstanding any termination of this Agreement, a Subscriber shall be liable for any breach of its obligations hereunder prior to the effectiveness of such termination, and the obligations of Intelsat under Section 5 shall not terminate without the written consent of LSAT so long as the KPCB Put is in effect.

     Section 8. NOTICES. All notices and other communications to be given or delivered under or by reason of the provisions of this Agreement will be in writing and shall be mailed by registered or certified mail, postage prepaid, or otherwise delivered by hand, by nationally recognized overnight courier, or by same day receipted messenger service, addressed in each case to a Subscriber and such Subscriber's address set forth opposite its name on the signature pages hereto or at such other address as the Subscriber shall have furnished to the other Subscriber in writing pursuant to this notice provision. Each such notice or other communication shall for all purposes of this Agreement be treated as effective or having been given (i) when delivered personally, at the time of receipt by the addressee, (ii) if delivered by overnight courier, one Business Day after depositing the same with such courier, (iii) if delivered by same day messenger, upon delivery to the addressee or the addressee's agent or employee or, if delivered to a residence, to any adult person at such residence, or (iv) if sent by mail, at the earlier of its receipt or three Business Days after the same has been deposited in a regularly maintained receptacle for the deposit of the United States mail, addressed and mailed as aforesaid.

     Section 9. ENTIRE AGREEMENT. This Agreement constitutes the full and entire understanding and agreement between the Subscribers with regard to the subject matter hereof.

     Section 10. THIRD PARTY BENEFICIARIES. This Agreement does not create any rights in any parties who are not otherwise a party to this Agreement.

     Section 11. SEVERABILITY. Each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held by a court of competent jurisdiction to be prohibited by or invalid under applicable law, such provisions will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement (which shall thereafter be CONSTRUED TO preserve, as nearly as possible, the original intent of the parties to this Agreement and the benefit of the bargains provided for herein).

     Section 12. NO STRICT CONSTRUCTION. The language used in this Agreement will be deemed to be the language chosen by the Subscribers to express their mutual intent, and no rule of strict construction will be applied against either Subscriber.

     Section 13. CAPTIONS. The captions used in this Agreement are for convenience of reference only and do not constitute a part of this Agreement and will not be deemed to limit, characterize or in any way affect any provision of this Agreement, and all provisions of this Agreement will be enforced and construed as if no caption had been used in this Agreement.

     Section 14. GOVERNING LAW. Disputes arising under this Agreement shall be governed by and interpreted and construed in accordance with the substantive law of the State of New York applicable to contracts made and performed solely therein.

     Section 15. JURISDICTION AND VENUE. ANY JUDICIAL PROCEEDING INVOLVING ANY DISPUTE, CONTROVERSY OR CLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE RIGHTS OR INTERESTS OF A SUBSCRIBER OR THE BREACH OR ALLEGED BREACH OF THIS AGREEMENT (EACH OF THE FOREGOING DISPUTES, CONTROVERSIES AND CLAIMS HEREINAFTER REFERRED TO AS AN "AGREEMENT DISPUTE"), SHALL BE BROUGHT ONLY IN A FEDERAL OR STATE COURT LOCATED IN THE COUNTY, CITY AND STATE OF NEW YORK, AND EACH SUBSCRIBER (I) UNCONDITIONALLY ACCEPTS THE EXCLUSIVE JURISDICTION OF SUCH COURTS AND ANY RELATED APPELLATE COURT AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY AND (II) IRREVOCABLY WAIVES ANY OBJECTION SUCH PARTY MAY NOW HAVE OR HEREAFTER HAS AS TO THE VENUE OF ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM. EACH SUBSCRIBER HEREBY WAIVES TRIAL BY JURY IN ANY JUDICIAL PROCEEDING TO WHICH IT IS A PARTY INVOLVING AN AGREEMENT DISPUTE.

     Section 16. COUNTERPARTS. This Agreement may be executed in one or more counterparts, and on separate counterparts, but all such counterparts taken together will constitute one and the same agreement, and each of which shall be an original instrument for purposes of any "best evidence" or similar rule.

     Section 17. WAIVERS AND AMENDMENTS. No waiver of any provision of this Agreement shall be deemed a further or continuing waiver of that provision or a waiver of any other provision of this Agreement. This Agreement may not be amended except in a writing signed by the Subscribers.

     IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Stockholders Agreement to be duly executed and delivered, as of the date first set forth above.

Address:                               LIBERTY SATELLITE & TECHNOLOGY, INC.

Liberty Satellite & Technology, Inc.
12300 Liberty Boulevard
Englewood, CO 80112                    By:
                                          ---------------------------------
                                          Name:
with a copy to:                           Title:

Marc A. Leaf, Esq.
Baker Botts L.L.P.
30 Rockefeller Plaza
New York, New York 10112-4998


Address:                               INTELSAT USA SALES CORP.

Intelsat USA Sales Corp.
3400 International Drive, N.W.
Washington, DC 20008                   By:
                                          ---------------------------------
                                          Name:
with a copy to:                           Title:

Steven M. Kaufman, Esq.
Hogan & Hartson L.L.P.
555 13th Street N.W.
Washington, DC 20008

                                                                      SCHEDULE I

                                SPECIFIED PERSONS

SUBSCRIBER           NAMES OF SPECIFIED PERSONS
----------           --------------------------
LSAT                 EchoStar Communications Corporation
                     Hughes Electronics Corporation

Intelsat             Eutelsat S.A.
                     PanAmSat Corporation
                     SES Global S.A.
                     New Skies Satellites N.V.
                     Asia Satellite Telecommunications Holdings Limited
                     Loral Skynet

                                                                       EXHIBIT A

                                    KPCB PUT